Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

ReTo Eco-Solutions, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Shares, no par value per share	(1)	Other	10,663,612	$1.6914	$18,036,433.30	0.0001531	$2,761.38

Total Offering Amounts:							$18,036,433.30		2,761.38
Total Fees Previously Paid:
Total Fee Offsets:									2,761.38
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Consists of 10,663,612 Class A Shares held by the selling shareholder for resale. This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based upon the average of the high ($1.8238) and low ($1.55) prices of the Class A Shares as reported on the Nasdaq Capital Market on September 10, 2025, which is a date within five (5) business days prior to the filing date of this registration statement.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	ReTo Eco-Solutions, Inc.	(1)	F-3	333-289144	07/31/2025		$2,761.38	Equity	Class A Shares, no par value per share		$25,219,442.38	$
Fee Offset Sources	ReTo Eco-Solutions, Inc.		F-3	333-289144		07/31/2025							2,761.38

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Explanation of the basis for claimed offset:

(1)	On July 31, 2025, the Registrant filed a registration statement on Form F-3 (Registration No. 333-289144) (the “Form F-3 Registration Statement”), with a proposed maximum aggregate offering price of $25,219,442.38. In connection with the Form F-3 Registration Statement, the Registrant paid an aggregate filing fee of $3,861.10. No securities were sold under the Form F-3 Registration Statement. The Registrant hereby confirms that the Form F-3 Registration Statement was withdrawn on September 12, 2025. Pursuant to Rule 457(b), $2,761.38 of the $3,861.10 in connection with the Form F-3 Registration Statement is being applied to offset the registration fee due in connection with the Form F-1 Registration Statement being filed by the Registrant to register the resale of 10,663,612 Class A Shares.